Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BPC Holding Corporation 2002 Stock Option Plan and BPC Holding Corporation Key Employee Equity Investment Plan of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of BPC Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 29, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Indianapolis, Indiana

July 23, 2002